Exhibit 10.2

MEDCO HEALTH SOLUTIONS, INC. 2002 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT

SUMMARY OF 2004 DIRECTOR GRANT TERMS

This is a summary of the terms applicable to the grant specified on this document. Different terms may apply to any other grant under the Medco Health Solutions, Inc. 2002 Stock Incentive Plan.

I. GENERAL INFORMATION

This grant becomes fully vested and nonforfeitable on the Vesting Date indicated in the accompanying box. If your service with Medco Health Solutions, Inc. (Company) ends for any reason prior to the Vesting Date, your right to this grant will be determined according to the terms in Section II.

Grant Amount:
Grant Type:	Restricted Stock Unit (RES)
Grant Code:	BOD
Grant Date:

Vesting Date	Portion that Vests
100%

II. TERMINATION OF SERVICE

A. General Rule. If your service as a member of the Board of Directors terminates for any reason other than voluntary resignation or removal, this grant, if unvested, will vest on the date your service ends.

B. Removal. If you are removed from the Board pursuant to Article Seventh of the Company’s Amended and Restated Certificate of Incorporation, this grant, if unvested, will be forfeited immediately upon such removal.

C. Voluntary Resignation. If your service terminates as a result of your voluntary resignation, a prorated portion of the grant shall vest based on the number of full and partial months since the Grant Date.

III. CONVERSION OF UNITS

Restricted Stock Units that have vested may only be converted to shares of Common Stock following the end of your service as a member of the Board of Directors. Restricted Stock Units may not be converted while you are a member of the Board.

IV. ADJUSTMENTS

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, spin off, split off, split up or other event identified by the Board of Directors, the Board shall make such adjustments, if any, as it may deem appropriate to the number and kind of shares subject to this award (provided that fractions of a share will be rounded down to the nearest whole share). Any such determination shall be final, binding and conclusive on all parties.

This grant is subject to the provisions of the 2002 Stock Incentive Plan and the Rules and Regulations thereunder established by the Board of Directors of Medco Health Solutions, Inc. or its Compensation Committee as in effect on the Grant Date.

MEDCO HEALTH SOLUTIONS, INC. 2002 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION (NQSO)

SUMMARY OF 2004 DIRECTOR GRANT TERMS

This is a summary of the terms applicable to the stock option specified on this document. Different terms may apply to any other stock option under the Medco Health Solutions, Inc. 2002 Stock Incentive.

I. GENERAL INFORMATION

This stock option becomes exercisable on the Vesting Date indicated in the accompanying box. This stock option expires on its Expiration Date, which is the day before the tenth anniversary of the Grant Date. If your service with Medco Health Solutions, Inc. (Company) ends for any reason prior to the Vesting Date, your right to exercise this stock option will be determined according to the terms in Section II.

Grant Amount:	8,000 options
Grant Type:	Nonqualified Stock Option (NQ)
Grant Code:	BOD
Option Price:	$
Grant Date:
Expiration Date:

Vesting Date	Portion that Vests
100%

II. TERMINATION OF SERVICE

A. General Rule. If your service as a member of the Board of Directors terminates for any reason other than voluntary resignation or removal, this grant, if unvested, will vest on the date your service ends.

B. Removal. If you are removed from the Board pursuant to Article Seventh of the Company’s Amended and Restated Certificate of Incorporation, this grant, if unvested, will be forfeited immediately upon such removal.

C. Voluntary Resignation. If your service terminates as a result of your voluntary resignation, a prorated portion of the grant shall vest based on the number of full and partial months served from the Grant Date.

III. MISCELLANEOUS

A. Transferability. Except as specifically permitted by the Compensation Committee, this option may not be assigned or otherwise transferred. The Committee may permit this stock option to be transferred to family members or certain family partnerships or trusts in accordance with rules and regulations adopted by the Committee.

B. Reorganization. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, spin off, split off, split up or other event identified by the Board of Directors, the Board shall make such adjustments, if any, as it may deem appropriate to the number and kind of shares subject to this option and/or the option price (provided that fractions of a share will be rounded down to the nearest whole share). Any such determination shall be final, binding and conclusive on all parties.

This stock option is subject to the provisions of the 2002 Stock Incentive Plan and the Rules and Regulations thereunder established by the Board of Directors of Medco Health Solutions, Inc. or its Compensation Committee as in effect on the Grant Date.